Exhibit 10.1

TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual Release (“Termination”) is made effective the 2nd day of April, 2015 (the “Effective Date”), by and among DHI Computing Service, Inc., a Utah corporation doing business as GOLDPoint Systems (“GPS”), and Regional Management Corp., a Delaware corporation (“Regional”). GPS and Regional are referred to herein collectively as the “Parties,” and are referred to herein individually as a “Party.”

RECITALS

WHEREAS, GPS and Regional are parties to that certain On-Line Computer Service Agreement dated October 25, 2013 (the “Service Agreement”);

WHEREAS, both GPS and Regional have devoted significant time and resources and incurred substantial costs in connection with their respective commercially reasonable and good faith efforts to accomplish the conversion of Regional from its current data processing provider to GPS as anticipated by the Service Agreement;

WHEREAS, in spite of the commercially reasonable and good faith efforts of both Parties to accomplish such conversion, the Parties have mutually agreed that such a conversion is not feasible; and

WHEREAS, the Parties desire to terminate the Services Agreement on the terms and conditions stated herein.

AGREEMENT

NOW, THEREFORE, each of the Parties to this Agreement agrees as follows:

1. Termination of Service Agreement. Effective as of the Effective Date of this Agreement, the Service Agreement is hereby terminated and of no further force or effect. Neither Party shall have any further right, liability, duty or obligation under the Service Agreement.

2. Payment by GPS to Regional. GPS hereby agrees to pay to Regional Three Hundred Seventy-Six Thousand Five Hundred Dollars ($376,500) as a partial refund of fees previously paid by Regional to GPS and in full and final settlement of the terms and termination of the Service Agreement.

3. Return or Destruction of Confidential Information. Within thirty (30) days of the Effective Date, each of the Parties agrees to return or destroy all confidential information (as such term is defined in the Service Agreement) received from the other Party in connection with the Service Agreement without retention of any copies thereof (except as may be contained in back-up files created in accordance with a Party’s document retention system and that are recycled or destroyed in the ordinary course of business).

4. No Implied Liability. The Parties acknowledge and agree that nothing in this Agreement shall be deemed to be an admission by either of the Parties as to liability or responsibility for any wrongdoing, negligence, breach of duty or other misconduct relating to their respective duties and obligations under the Service Agreement.

5. Mutual Release. Except for obligations created under this Agreement, all of which obligations are reserved and shall not be released hereby, GPS and Regional, each for and on behalf of itself and its predecessors, successors, contractors, subcontractors, assigns and all persons and entities claiming by, through or under it, do hereby fully, unconditionally, irrevocably and forever release, acquit and discharge each other, and the past and present officers, directors, employees, agents, subcontractors, consultants, insurers and attorneys of each other, of all claims, actions, damages, losses and liabilities of any kind or description whatsoever, now existing or arising in the future due to any acts, errors, omissions or fault occurring on or before the Effective Date, whether accrued or unaccrued, whether known or unknown, caused by or arising out of or related to the Service Agreement.

6. Confidentiality. No Party shall, except in response to a court order, as required by law, as required by applicable securities reporting obligations, as required to obtain legal counsel and advice, as required to prepare tax returns and financial statements, as required to assert claims or to defend claims asserted for breach of this Agreement or as required to enforce rights or remedies afforded by this Agreement, voluntarily reveal to another not a Party or a director, manager, attorney, accountant, insurer or other advisor or consultant to a Party of any of the terms of this Agreement, including, but not limited to, the amount that any Party is paying or the amount that any Party is receiving pursuant to this Agreement. Further, the Parties each acknowledge and agree that, notwithstanding anything to the contrary set forth hereinabove in this Paragraph, any of the Parties may disclose and/or reveal to any persons or entities that the Service Agreement between the Parties has been terminated and is of no further force or effect.

7. Non-Disparagement. Each Party agrees that it shall not, in writing or orally, disparage, deprecate, discredit or otherwise speak poorly of the other Party, its policies, practices, products, services or management, or permit its employees, agents or other affiliates to do the same.

8. Attorneys’ Fees Upon Breach. Each Party shall bear its own attorneys’ fees and costs incurred in connection with the termination of the Service Agreement and the negotiation and execution of this Agreement. Notwithstanding the foregoing, if any Party commences any action or proceeding to interpret or enforce any of the terms or conditions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the defense or prosecution of claims in such action or proceeding.

7. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Utah, without regard to any conflicts of law principles.

8. Amendments. This Agreement shall not be amended, altered, revised, modified, terminated or changed in any way except by further written agreement signed by the Parties.

9. Authority. Each Party represents and warrants to the other Parties that the person executing this Agreement on its behalf has been authorized to sign on its behalf and to bind it to the terms of this Agreement, and each person executing this Agreement on behalf of a Party represents and warrants to the other Parties that such executing person has been authorized to sign this Agreement and to bind the Party on behalf of which this Agreement is executed by such executing person.

10. Successors. This Agreement shall be binding upon the Parties and their respective successors, assigns, transferees, legal representatives, and any corporation, business, entity or individual which is owned or controlled by any Party, or is under common control or ownership with any Party.

11. Interpretation. The Parties acknowledge that they have each had the benefit of legal counsel and that this Agreement was drafted with the full participation of both Parties. Accordingly, if there is an ambiguity in this Agreement, it should not be resolved against any particular Party, but rather should be resolved by a fair reading of what the Agreement was intended by the Parties to provide.

12. Waiver. The failure of any Party to take any action under this Agreement, or the waiver of a breach of this Agreement, shall not affect that Party’s rights to require performance hereunder or constitute a waiver of any subsequent breach.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any facsimile signature to this Agreement of a Party transmitted by a Party or its legal counsel and any email copy of a Party’s signature to this Agreement emailed by a Party or its legal counsel shall be deemed an original and binding signature of this Agreement by such Party.

14. Titles and Headings. Titles and headings of the paragraphs and sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

15. Entire Agreement. The Parties each agree that this Agreement constitutes the sole, complete, final and entire agreement among the Parties relating to the termination of the Service Agreement and any matters released under this Agreement and supersedes all prior negotiations, representations or agreements, either written or oral, among the Parties relating in any respect to the termination of the Service Agreement or the matters released under this Agreement. Further, the Parties each acknowledge and agree (a) that in entering into this Agreement each is not relying on any warranties, representations, documents, information or statements made or given to each relating to the termination of the Service Agreement or the matters released under this Agreement, other than those warranties, representations, documents, information or statements expressly set forth herein, (b) that there are no oral collateral agreements relating to the termination of the Service Agreement or the matters released under this Agreement, and (c) that all prior discussions and negotiations relating to the termination of the Service Agreement and the matters released under this Agreement have been and are merged, integrated into and superseded by this Agreement.

The Parties hereby execute this Termination Agreement and Mutual Release on the respective dates set forth below, to be effective as of the Effective Date set forth above.

DHI COMPUTING SERVICE, INC.
a Utah corporation

/s/ B. Lynn Crandall
Name:	B. Lynn Crandall
Title:	President & CEO

Date:	April 2, 2015

REGIONAL MANAGEMENT CORP. a Delaware corporation

/s/ Donald E. Thomas
Name:	Donald E. Thomas
Title:	EVP and CFO

Date:	April 2, 2015

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